Exhibit 99.1

Contacts:
Tripp Sullivan
SCR Partners
(615) 760-1104
TSullivan@scr-ir.com

Plymouth Industrial REIT Declares Second Quarter 2017 Dividend

BOSTON—(June 26, 2017) Plymouth Industrial REIT, Inc. (NYSE MKT: PLYM) today announced the Company’s board of directors declared a regular quarterly cash dividend of $0.375 per diluted share, or an annualized dividend of $1.50 per diluted share. This initial dividend has been pro-rated to $0.0650 per diluted share to reflect the period commencing on June 14, 2017, the IPO completion date, and ending on June 30, 2017. This pro-rated dividend is payable on July 31, 2017, to stockholders of record on July 7, 2017.

About Plymouth

Plymouth is a full service, vertically integrated, self-administered and self-managed real estate investment trust focused on the acquisition, ownership and management of single and multi-tenant Class B industrial properties, including distribution centers, warehouses and light industrial properties, primarily located in secondary and select primary markets across the United States.

###